Exhibit 10.3

Power of Attorney

This Power of Attorney (hereinafter referred to as “This Power of Attorney”) is executed by Bin Zhao (ID No. [***]) on June 18, 2015 and issued to _______(ID No. __________) (hereinafter referred to as “Assignee”).

I, Bin Zhao, hereby irrevocably grant the Assignee a full power of attorney, and authorize the Assignee to represent me as my proxy, in the name of me and at his/her own will and discretion to exercise the following rights enjoyed for being a shareholder of Shanghai Zhaoyan Network Technology Co., Ltd. (hereinafter referred to as the “Company”):

(1)	propose to convene and attend shareholders’ meetings according to the Company’s articles of association as my proxy;

(2)
exercise the voting rights as my proxy on all the items discussed and to be resolved on the shareholders’ meetings, including without limitation to the appointment and election of the directors of the Company and other senior management that shall be appointed or dismissed by the shareholders’ meeting;

(3)	exercise other shareholder’s voting rights given by the Company’s article of association (including any other voting rights of shareholders given by the amended article of association) as my proxy.

The Assignee is entitled to re-authorize or assign his/her above-mentioned rights to any other person or entity at his/her own discretion and without giving a prior notice to me or obtaining my prior consent.

I, hereby irrevocably acknowledge that, unless being required to change the Assignee by Dayin Network Technology Co., Ltd. (the “WFOE”), this Power of Attorney shall be continuously effective and valid until the expiration or early termination date of the Voting Rights Proxy Agreement executed by the WFOE, the Company and the Company’s Shareholders on June 18, 2015.

I hereby authorize.

Name:	Bin Zhao

Signature:	/s/ Bin Zhao
Date:	June 18, 2015